UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — November 3, 2006

HECTOR COMMUNICATIONS CORPORATION

(Exact name of Registrant as specified in its charter)

Minnesota	001-13891	41-1666660
(State or other jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

211 South Main Street, Hector, Minnesota	55342
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (320) 848-6611

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.01  Change in Control of Registrant

On November 3, 2006, the merger of Hector Acquisition Corp. (“HAC”) into Hector Communications Corporation (the “Company”) pursuant to the previously reported Agreement and Plan of Merger (the “Merger Agreement”) dated June 27, 2006 between HAC, the three, one-third owners of HAC, Blue Earth Valley Communications, Inc., Arvig Enterprises, Inc., and New Ulm Telecom, Inc. (collectively “Parent”) and the Company was completed.  Hector is now wholly owned by the Parent, and pursuant to the Merger Agreement, each share of the Company’s common stock, par value $.01 per share outstanding immediately prior to the Merger, has been converted into the right to receive $36.40 per share, without interest and subject to applicable withholding taxes.

8.01   Other Events.

 On November 3, 2006, the Company issued a press release announcing the completion of the merger of Hector Acquisition Corp. (“HAC”) into Hector Communications Corporation, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934,the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hector Communications Corporation

By /s/ Charles A. Braun
Chief Financial Officer

Date:  November 3, 2006